                                                                  EXHIBIT 5.1

                               PALMER & DODGE LLP
                    ONE BEACON STREET, BOSTON, MA 02108-3190


TELEPHONE: (617) 573-0100                           FACSIMILE: (617) 227-4420


                              February 9, 2001


Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 3,289,294 shares of Common Stock, $0.001 par value per share (the "Shares"), of Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's Amended and Restated 2000 Equity Incentive Plan (the "Plan").

         It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ PALMER & DODGE LLP